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Exhibit 12.1
Ratio of Combined Fixed Charges and Preferred Stock Dividends (000's)

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                                                                           For the Year        For the Year        For the Year
                                                                              Ended               Ended                Ended
                                                                           February 28,        February 29,        February 28,
                                                                               1995                1996                1997
                                                                       -------------------------------------------------------------
Income (loss) from continuing operations before other items.......                 (25,583)            (43,757)             (95,608)

Fixed charges and preferred stock dividends:
 Interest, whether expensed or capitalized........................                   9,328              36,045               79,659
 Preferred stock dividend requirements............................                       -                 232                1,221
                                                                       -------------------------------------------------------------
Total fixed charges and preferred stock dividends.................                   9,328              36,277               80,880

Adjusted earnings (losses)........................................                 (16,255)             (7,480)             (14,728)
Fixed charges and preferred stock dividends.......................                   9,328              36,277               80,880
                                                                       -------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends..                       -                   -                    -
Dollar amount of coverage deficiency..............................                 (25,583)            (43,757)             (95,608)
                                                                       -------------------------------------------------------------

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                                                                            For the Year         For the Ten         For the Six
                                                                               Ended            Months Ended         Months Ended
                                                                            February 28,        December 31,           June 30,
                                                                                1998                1998                 1999
                                                                       -------------------------------------------------------------
Income (loss) from continuing operations before other items.......               (196,364)            (492,776)            498,533

Fixed charges and preferred stock dividends:
 Interest, whether expensed or capitalized........................                124,288              163,227              61,834
 Preferred stock dividend requirements............................                  1,271                1,623               1,204
                                                                       -------------------------------------------------------------
Total fixed charges and preferred stock dividends.................                125,559              164,850              63,038

Adjusted earnings (losses)........................................                (70,805)            (327,926)            561,571
Fixed charges and preferred stock dividends.......................                125,559              164,850              63,038
                                                                       -------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends..                      -                    -                8.91
Dollar amount of coverage deficiency..............................               (196,364)            (492,776)                  -
                                                                       -------------------------------------------------------------

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